UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 15, 2002

LIBERATE TECHNOLOGIES

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26565	94-3245315
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2 Circle Star Way	94070-6200
San Carlos, California	(Zip Code)
(Address of Principal
Executive Offices)

Registrant’s telephone number, including area code:  (650) 701-4000

Item 5.  Other Events.

                Mitchell E. Kertzman (Liberate’s Chief Executive Officer) and David J. Roux (Chairman of Liberate’s Board of Directors) elected to cancel on May 15, 2002 their pre-set diversification plans regarding sales of Liberate’s common stock.  These plans were instituted in 2001 in accord with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATE TECHNOLOGIES

Date: May 22, 2002	By:	/s/ Mitchell E. Kertzman
Mitchell E. Kertzman
Chief Executive Officer and Director